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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 6, 1999

                                 Date of Report
                        (Date of earliest event reported)



                           HUMAN GENOME SCIENCES, INC.
                           ---------------------------

               (Exact Name of Registrant as Specified in Charter)





          DELAWARE                          0-022962                   22-3178468
-------------------------------   ------------------------   ---------------------------------
(State or Other Jurisdiction of   (Commission File Number)   (IRS Employer Identification No.)
      Incorporation)





              9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338
              ----------------------------------------------------
               (Address of Principal Executive Offices) (ZIP Code)





       Registrant's telephone number, including area code: (301) 309-8504



          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.       OTHER EVENTS.

              On December 6, 1999, Human Genome Sciences, Inc. (the "Company") announced that it proposes to make a private offering of $150 million principal amount of Convertible Subordinated Notes due 2006 (the "New Notes"). The New Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

              In addition, the Company announced that it will file an exchange offer under which holders of its existing 5-1/2% Convertible Subordinated Notes due 2006 (the "Old Notes") will receive an additional $180 per $1,000 principal amount of Old Notes, payable in shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), plus a cash payment for accrued interest, as an inducement to convert the Old Notes into Common Stock during the period of the exchange offer. This stock is in addition to the 19.1571 shares of common stock issuable to holders of the Old Notes for each $1,000 principal amount of Old Notes converted. The Old Notes were issued in June and July 1999 and are convertible into Common Stock at a price equal to $52.20 per share.



ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (c) Exhibits.

                99       Press Release




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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HUMAN GENOME SCIENCES, INC.



Date:  December 6, 1999                    By:  /s/ Steven C. Mayer
                                                --------------------------------
                                                Steven C. Mayer
                                                Senior Vice President and Chief
                                                  Financial Officer




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                                  EXHIBIT INDEX
                                  -------------


Exhibit Number             Description
--------------             -----------
     99                    Press Release